Artisan Partners Funds, Inc.
1940 Act File No. 811-8932
Report on Form N-SAR for the period ended March 31, 2013


Sub-Item 77Q1:	Exhibits
Exhibit
Number	Description
(a)(1)	Amended and Restated Bylaws dated as of August 14, 2012
	Previously filed. Incorporated by reference to exhibit (b) filed with post-effective amendment no. 63 to the registration statement of Artisan Partners Funds, Inc., Securities Act file number 33-88316, filed on January 11, 2013.
(a)(2)	Amended and Restated Articles of Incorporation dated as of January
        11, 2013 Previously filed.  Incorporated by reference to exhibit
        (a)(26) filed with post-effective amendment no. 63 to the registration statement of Artisan Partners Funds, Inc., Securities Act file number 33-88316, filed on January 11, 2013.

(e)(1)	Amendment to the Investment Advisory Agreement between Artisan
        Partners Funds, Inc. and Artisan Partners Limited Partnership relating to Artisan Emerging Markets Fund dated February 1, 2013.


	Filed herewith.


(e)(2)	Investment Advisory Agreement between Artisan Partners Funds, Inc.
	and Artisan Partners Limited Partnership relating to Artisan Global Small Cap Fund dated February 12, 2013.

	Filed herewith.